Exhibit 99.1

THOMSON REUTERS Streetevents WOR - Q2 2012 Worthington Industries Inc Earnings Conference call Evente Date/Time: January 05, 2012 / 06:30 PM GMT
OVERview Co. reported 2q12 sales decline of 2% and EPS before restructuring of $0.28.

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CORPORATE PARTICIPANTS

 Cathy Lyttle Worthington Industries - VP, Corporate Communications and Investor Relations

 John McConnell Worthington Industries - Chairman and Chief Executive Officer

 Andy Rose Worthington Industries - VP and Chief Financial Officer

 George Stoe Worthington Industries - President and Chief Operating Officer

CONFERENCE CALL PARTICIPANTS

 Martin Englert Jefferies & Co - Analyst

 Nate Carruthers Steel Market Intelligence - Analyst

 Chris Olin Cleveland Research Company - Analyst

 Sal Tharani Goldman Sachs - Analyst

 John Tumazos John Tumazos's Very Independent Research - Analyst

 Richard Garchitorena Credit Suisse - Analyst

 Mark Parr KeyBanc Capital Markets - Analyst

 Charles Bradford Bradford Research - Analyst

 Tim Hayes Davenport & Company - Analyst

 PRESENTATION

Operator

 Ladies and gentlemen, good afternoon and welcome to the Worthington Industries second quarter earnings results conference call. All participants will be on listen only until the question and answer session of the call. This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time.

I would like to introduce Ms. Cathy Lyttle, Vice President of Corporate Communications and Investor Relations. Ms. Lyttle, you may begin.

 Cathy Lyttle - Worthington Industries - VP, Corporate Communications and Investor Relations

 Thank you, and good afternoon, everyone. Welcome to our second-quarter earnings conference call.

As a reminder, certain statements made on this call are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and could cause actual results to differ from those suggested. Please refer to the Company's second-quarter earnings release issued this morning for more detail on those factors that could cause actual results to differ materially.

For anyone interested in listening to this call again, a replay will be available on our website, WorthingtonIndustries.com.

On the call today are John McConnell, Chairman and Chief Executive Officer; George Stoe, President and Chief Operating Officer; Andy Rose, Vice President and Chief Financial Officer; Bob McMaster, Senior Financial Advisor; and Richard Welch, Controller. We'll begin with John McConnell.

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 Well thank you, Cathy, and good afternoon to all. We appreciate your joining us today.

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Now as you read in our release this morning, I am very pleased with our results this quarter. We have consistently said, coming out of the 2008 recession, our expectation was to produce incremental increases on a year-over-year basis. Our second quarter contributed nicely to that expectation.

In last quarter's call, I opened referring to a significant shift in our business platform that would result in a transitional gap in revenue and increased corporate burden for the remaining companies. This quarter that revenue gap almost closed completely on a year-over-year basis, and going forward, with the addition of Angus, the revenue gap is more than replaced and the corporate burden will approximate the previous levels in cylinders of steel by year-end. Andy will discuss that further.

Our two focal points to drive shareholder value will remain the same -- to decrease the volatility of our earnings, or said a better way, to increase the consistency and stability of our earnings while increasing our overall operating margins. We have made and will continue to make progress toward these goals, both in how we operate and in our acquisition strategy. Angus is a very welcome addition; you'll hear more about that as well today.

At this point, and going to turn the call over to Andy and George for more detail on the quarter.

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 Thanks, John. Happy new year, everyone. As you review our financial performance for the quarter and the balance of fiscal 2012, please keep in mind that we are a company undergoing transformation. The goals of this process are simple -- higher margins and free cash flow and more predictable and higher earnings for our shareholders.

To accomplish our goals, we are both changing the way we manage our businesses and changing the mix of our businesses. Evidence of our progress is visible in recent quarters.

In the fourth quarter of 2011, we took two businesses, [Gerstenslager] and Dietrich Metal Framing, and formed two joint ventures to make them stronger and more profitable. This resulted in the movement of businesses that were generating over $400 million in revenue from our operating income to equity income from affiliates. The good news is that this decision appears to have benefited both businesses by making them more profitable. However, the resulting corporate overhead allocations from these businesses were redistributed principally to our steel and cylinders segments, making those segments look somewhat less profitable than they would have otherwise been over the past few quarters.

We've also been active in acquiring new businesses -- Bernz in July, STAKO in September, Coleman and Angus in December. This comes with upfront costs and requires resources to integrate and realize the full financial benefits. Many of these costs are one time in nature but also serve to reduce the profitability of business segments on a temporary basis.

We've also been investing in a few Greenfield businesses, principally through our global construction group, whose operations are included in our Other segment. We are actively pursuing some large opportunities, much larger than our recent Mozambique project, and we'll continue on this path to let these opportunities play out. Until then, the upfront investment will exceed the income being generated, and as a result, dampens Worthington's overall performance. We do not intend for these Greenfield businesses to lose money for an extended period of time, but believe the investment today will pay dividends in the future.

Unfortunately, during the transition period, as businesses are moved in and out, and reinvestment and reengineering occurs, the true impact of the changes in our profitability are difficult to isolate. We will do our best to provide some visibility, but the benefits will only become fully apparent in future reporting periods as results unfold.

Now, onto the quarter's results. Despite the slow growth economy, the Company performed reasonably well during the second quarter of fiscal 2012. Earnings per share before restructuring of $0.28 were up 47% compared to the prior year. Results included inventory holding losses from the decline in steel prices, estimated at $0.09 per share. Inventory holding losses in the prior-year quarter were about $0.11 per share, about one third of which was attributable to the metal framing business, which is no longer a consolidated entity.

Sales for the quarter were down 2%, but would have been up 10% excluding acquisition and divestiture activity. In steel processing, volumes during the quarter were up 12%, benefiting modestly from the MISA acquisition and strong toll processing activity. Margins were lower, principally due to higher inventory holding losses when compared to the prior year.

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Volumes in cylinders were up 7% for the quarter, aided by acquisitions. We had a lot of questions on the call last quarter regarding the decline in operating margins in the cylinder business, which declined again during the current quarter. Higher manufacturing costs, in the form of higher wages and input costs for steel and propane; higher-than-normal conversion cost due to unexpected and nonrecurring repairs; elevated fees from acquisitions; and higher corporate allocations resulting from the joint venture transactions explain the decline.

We expect cylinder margins to recover the coming quarters as manufacturing costs return to more normalized levels and fees subside.

Equity income from our joint ventures was up 35% over last year to $21.9 million. WAVE continues to perform well, and several other JVs contributed over $2 million each during the quarter, including TWB, ArtiFlex, and ClarkDietrich. ClarkDietrich is on pace to generate in excess of $10 million of equity income for us in its first full year, despite only owning 25% of the business. That compares quite favorably to the $2 million that Dietrich contributed to Worthington Industries last year as a wholly-owned subsidiary.

We received dividends of $24.7 million during the quarter from the joint ventures.

Net cash generated from operating activities for the quarter was $64.4 million, driven by higher EBITDA and lower working capital. The Company deployed $3.6 million for capital projects, $38.8 million for the acquisition of STAKO, and $8.4 million in dividends to shareholders. During the quarter we also spent $16.7 million to repurchase 1.15 million shares. Our balance sheet at quarter end remains strong, with total debt of $476 million, cash of $54 million, and over $270 million in available debt capacity.

Worth mentioning are two significant events that occurred during the month of December after the quarter close. First, we completed a recapitalization of WAVE with a $225 million revolving credit facility, with $200 million drawn at closing and a $50 million 10-year private placement at a 4.9% rate. The proceeds were used to repay the existing facility and to fund a $50 million special dividend to each partner.

Second, we completed the acquisition of Angus Industries, the market leader in the design and manufacturing of custom-engineered operator cabs for mobile equipment. The company provides an excellent opportunity for us to invest in and grow our presence in the market for manufactured products and OEM supply chain solutions for the agriculture, mining, and construction equipment end markets. Angus has a strong management team that will continue to run the business while leveraging Worthington's scale and capabilities to capture growth, and in Angus's core markets, for new product introductions and in targeted international markets.

We used proceeds from the recently received $50 million WAVE dividend and our revolving credit facilities to fund the $180 million purchase price. Based on the Company's trailing 12 month EBITDA, we paid under six times EBITDA without factoring in synergies.

Current interest rates on our credit facilities are just under 1%, so incremental interest cost from the transaction will be less than $1.5 million per year based on current rates. As a result of the WAVE dividend and further reductions in working capital during the month of December, our funded debt increased only modestly to $568 million, with $184 million of availability still remaining under our revolving lines of credit.

Overall, this is a great business that we purchased at a reasonable price that fits well with our strategic goals of higher margins, more free cash flow, and diversifying into higher growth end markets. We're excited to welcome the Angus team and its impressive customer base to the Worthington family of businesses.

While the economy continues to move forward slowly and the financial markets seem to react daily to events in Europe, we continue to execute on our strategic plan to accelerate the growth of Worthington Industries' earnings. The success of our transformation is making our existing businesses more profitable despite below-normal volumes. Our success in identifying, executing and integrating acquisitions at prices that make financial sense is expanding our platform. As the economy continues its recovery in 2012, we are excited by the prospect of higher returns for our shareholders.

I will now pass the call on to George Stoe, who will discuss operations.

 George Stoe - Worthington Industries - President and Chief Operating Officer

 Thank you, Andy.

Our steel processing business has experienced the normal year-end slowdown in shipments, but we have seen bookings continue into calendar 2012 increasing sharply. Several price increases have been initiated from the mills, and there seems to be growing strength in the backlogs for the coming months. Our inventories and service levels are the best they have ever been. We are currently operating with 57 days of inventory while still achieving a 95% on-time delivery performance.

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There is some concern in the marketplace about the situation about the situation with RG Steel. From our perspective, we had a careful and thoughtful plan that we had in place for several months, with alternative supply options. Regardless of the outcome, we will not be adversely affected, since we had backup supply plans for all of the business that we had with them.

Our cylinders business is experiencing normal seasonal demand within most product lines. We're actively engaged in the integration process at our new high-pressure cylinders facility in Poland, and our 16-ounce camping cylinder facility in Kansas. We're enthusiastic about both, as Poland adds to our growing position within the alternative fuel segment, and the acquisition of the 16 ounce cylinder facility in Kansas will enable us to better serve the rapidly expanding customer base for this product line while continuing under a licensing agreement to produce this product under the iconic Coleman brand.

As many of you know, we also added the BernzOmatic business into the Worthington fold last year. That integration is going well, and we fully anticipate meeting or exceeding the projections we made when we acquired the business.

We recently asked our centers of excellence to begin the transformation process that was so successful in our steel processing business throughout our cylinders organization. That process is only a few months into its work, and we have already identified opportunities for production efficiencies and cost savings.

Our newest acquisition of Angus is a perfect fit for our long-term strategy of acquiring businesses that improve our margins and profitability and are complementary to our core strengths of value-added manufacturing in market leading businesses.

During our due diligence process, we met with several of the key customers and came away from that with a deep appreciation for the capabilities and market reputation. We met with the employees at all four locations this week and are comfortable that the integration process will be smooth and seamless. We are pleased that the professional and experienced management team we acquired as a result of this acquisition is committed to continuing in their roles. The top four executives have taken a significant portion of the funds they received in Worthington stock to demonstrate their commitment to this endeavor. The workforce appears to be equally dedicated and enthusiastic about the path forward.

Our joint ventures continue to perform at a very high level. WAVE continues with outstanding results in spite of the challenges facing the commercial construction market. Their percentage of remodeling work is higher than in the past and has helped to maintain their marketplace strength as new commercial construction remains weak.

The ClarkDietrich JV just finished an outstanding 2011. The consolidation of the two businesses has been completed, and the cost savings we anticipated have exceeded our expectations. Almost all of the non-contributed facilities and assets that Worthington retained have now been sold or are under contract to be sold. Our realizations from these transactions have also exceeded the expectations we originally modeled when we formed the JV.

Serviacero continues to grow and expand their presence in the rapidly developing Mexican market for flat rolled steel. Our new pickling there in Monterey is on schedule to be operational by July.

We look forward to calendar 2012 with great anticipation. We have a number of new businesses that we are integrating into the Worthington family. We believe all of these will continue with our objectives and improving margins, decreasing volatility, increasing our shareholders' value.

I will now turn the call back to John McConnell for his closing comments.

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 Well, thank you Andy and George, well done. At this point, we will take any questions that you might have.

 QUESTION AND ANSWER

Operator

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 (Operator Instructions) Martin Englert, Jefferies & Co.

 Martin Englert - Jefferies & Co - Analyst

 Good afternoon, everyone.

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 Hello.

 Martin Englert - Jefferies & Co - Analyst

 For Angus Industries can you provide D&A figures for 2011 and where you would expect that going forward? Also, in addition to that, where has its historical revenue been and EBITDA margins throughout the peak trough and kind of average throughout the cycle?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 Two -- well the first question, the historical D&A, or the go-forward D&A isn't finalized yet, because we haven't completed the purchase price allocation, but a good benchmark is probably $8.5 million to $9.5 million.

The second question -- in terms of their margins through the cycle-- it is a high variable cost business, and they've done a terrific job, actually, through the cycle at maintaining margins. In fact, I think if you look back over the past several years, they've maintained double-digit margins.

 Martin Englert - Jefferies & Co - Analyst

 Okay. Would that be within a low double-digit range? Like, 10%, 12%?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 Yes, that would be the trough.

 Martin Englert - Jefferies & Co - Analyst

 what would be a good range for the peak? 15%, 17%?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 I would say the low end of that range.

 Martin Englert - Jefferies & Co - Analyst

 Okay. And if I could, one other question. Can you provide an update on your European cylinders business? How that contributed to earnings through the past quarter here, and where you see the activity and volumes trending in upcoming quarters here going forward?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

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 Yes. The European cylinder business continues to recover both volumes and earnings. It is nowhere near back where it was during the peak, which is probably four-ish years ago in terms of its earnings, but the recovery does continue in that business.

 Martin Englert - Jefferies & Co - Analyst

 Okay. And for -- within that segment, for restructuring charges, could we expect additional ones going forward in upcoming quarters here?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 I'm sorry, for the cylinder segment?

 Martin Englert - Jefferies & Co - Analyst

 Yes, Sir.

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 There will likely be some restructuring charges. You may recall we have started the transformation process there; our Centers of Excellence teams have been through one facility. They are just kicking off the second facility. Charges related -- most of the restructuring charges to date have been for outside consulting that we brought in. Those charges will be declining starting this quarter.

 Martin Englert - Jefferies & Co - Analyst

 Okay, thanks for all the color.

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 But there could be some -- I would call it nominal restructuring as we move through the facilities, but I wouldn't anticipate large dollars there.

 Martin Englert - Jefferies & Co - Analyst

 Excellent, thank you.

Operator

 Nate Carruthers, Steel Market Intelligence.

 Nate Carruthers - Steel Market Intelligence - Analyst

 Hi guys. Great quarter. I had -- I guess I had a question about your Other segment. It sounds like you said that upfront investments right now are hurting earnings there. How long do you expect that to continue? And can you elaborate a little bit on the opportunities that you're pursuing there?

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

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 Nate -- and thank you for your earlier comment. Think of the investment is really -- as you know, we've done a project abroad in Mozambique very successfully, and we had this operating in North America prior to moving to international. So this is really keeping in place the infrastructure that allows us to do the engineering, to do the work that puts us in position to do these projects.

We have, as Andy said, some very large opportunities, significantly larger than Mozambique, that will be difficult to put a timeframe on them. They are government-involved, as was Mozambique, and so we'll see how they come to fruition. If they start to lose traction, whatever timeframe that is, and I would suspect we'll know this someplace in a six to nine-month period, probably sooner, but I'm not sure. Then we will have to make some judgments. But until then, as long as these opportunities appear like they're going to get traction, it is worthwhile leaving the infrastructure in place so that we're able to do the work.

 Nate Carruthers - Steel Market Intelligence - Analyst

 Okay, thank you.

Operator

 Chris Olin, Cleveland Research.

 Chris Olin - Cleveland Research Company - Analyst

 Good afternoon, guys. First I wanted to ask a little bit on automotive. I think you guys have a pretty good view on what's going on there. It seems like the sentiment is getting a little bit better across the channel. I'm just wondering what you guys are seeing? I guess if you could talk a little bit more specifically, going into the next couple of months?.

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 I think we feel generally positive about automotive. As George pointed out, overall steel bookings are up. I couldn't go to it by segment, but we all track it here in different ways, and every way we track it shows forward bookings strengthening quite a bit, particularly when I look on a year-over-year basis. They're much stronger than they were at this time last year coming out of December. So that's very encouraging. I don't know if George has any more color on automotive specifically for you or not.

 George Stoe - Worthington Industries - President and Chief Operating Officer

 I would say, John, you hit the nail on the head. I think that we're seeing stronger bookings that we have over the past few months, and certainly going into calendar 2012, we've seen a sharp increase in bookings coming from the automotive sector.

 Chris Olin - Cleveland Research Company - Analyst

 Is it realistic to think that the auto side of your business could improve by 10% to 15% in 2012, given where the production schedules are headed?

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 Certainly coming into this call, I did not sit down and calculate what I thought a percentage increase was with automotive. I do think it is going to continue to improve, and I think in this -- the way everything is right now, the way -- is why we always work like we're going to do -- our goal is to increase, year over year, our earnings and keep driving things forward.

And I think we are continuing to incrementally do this. That is a good sign. You have people worried about what Europe could trigger here in the US, and those kind of issues are still going on. And until they calm down, it is going to be very difficult for somebody to get really robust in their predictions for you.

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 Chris Olin - Cleveland Research Company - Analyst

 I know you guys talked a bit about how you are protected from the RG Steel issue; I'm just curious, since this announcement has been out there, has that firmed up the pricing environment? Do you guys have any different thoughts on where the sheet prices could go?

 George Stoe - Worthington Industries - President and Chief Operating Officer

 I certainly think that it has, Chris. I think some of the mills out there locked into putting additional increase on as a result of that, because they saw that their backlogs were filling as a result of the uncertainty about that. But, I can't make a prediction on where the prices will go. I think there are too many factors that weigh in on that. Obviously, we've seen a number of increases over the last few months.

 Chris Olin - Cleveland Research Company - Analyst

 Okay. I'll get in the queue.

Operator

 Sal Tharani, Goldman Sachs.

 Sal Tharani - Goldman Sachs - Analyst

 Thank you. Good afternoon, guys. The Nuconsteel closure announcement today by Nucor, how big of a player was it, then, in the field of framing?

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 I would -- in the space in which we played, I would say not very large. They largely focused their efforts on smaller structures, single-family homes and that kind of things. So we didn't see them that much. And abroad, I think they have been in some conversations that we have been in, but of course that would tend to end that conversation. So, not huge.

 Sal Tharani - Goldman Sachs - Analyst

 Okay. On the Angus cab business, is it just the cab they make, or do they also work on the controls or incorporate controls in that cab when they put that on the machines?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 They put controls in the machines; they do not make the controls. They typically are sourcing those from other third parties. But there is an opportunity -- one of the opportunities for Angus is to continue to insource the manufacturing of other parts, obviously the metal components, which they have a great deal of expertise would make the most sense, but electronics is not out of the question down the road.

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 As I understand it, they're more likely -- or we are more likely at this point I should say to be concentrated on things that would touch the cab around the piece of equipment. So you might come down into the fenders, or you might come down in the doorwell or the stairwell or something like that, so that it all just fits together.

 Sal Tharani - Goldman Sachs - Analyst

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And that growth will come from Angus, or you will do some bolt-on acquisitions around it?

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 we think the growth -- that growth that I just discussed was on Angus's agenda before we acquired them.

 Sal Tharani - Goldman Sachs - Analyst

 Okay, great. One more question -- you mentioned, you did -- alluded to the RG Steel impact or steel sourcing impact. Are you having any difficulty in sourcing steel?

 George Stoe - Worthington Industries - President and Chief Operating Officer

 No, not at all, Sal. I mentioned in my comments, we had a careful plan in place as our business was growing somewhat with them, but we always had a thought in our mind that we had to make sure that we were cautious in going forward with that, and we're hopeful that they're going to be able to come out of the current challenges they are facing. They've been a good supplier for us in the time that we have been doing business with them. We do nothing but wish them well and hope that they can recover.

 Sal Tharani - Goldman Sachs - Analyst

 And one more question before I get in the queue. Your first half volume is about 13% up in the process steel section. I was wondering how can you differentiate between tolling and non-tolling in there?

 George Stoe - Worthington Industries - President and Chief Operating Officer

 It's about 51 direct and about 49 is toll business.

 Sal Tharani - Goldman Sachs - Analyst

 And both have grown in similar fashion in the first half versus last year?

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 No. The historic norm here would be something like 56/44. (multiple speakers)

 Sal Tharani - Goldman Sachs - Analyst

 56 for --

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 It would be more like that. A mid-50s number for direct and a mid-40s number or so for tolling, if you look back. This quarter was somewhat aberrational in that sense.

 Sal Tharani - Goldman Sachs - Analyst

 Okay, great. Thank you very much.

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Operator

 John Tumazos, John Tumazos's Very Independent Research.

 John Tumazos - John Tumazos's Very Independent Research - Analyst

 Congratulations on good results, progress. With regard to Angus, roughly how much of the revenues is the steel they buy to make the cabs?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 Is a smaller percentage than you would think, John. It's probably in the 15% range.

 John Tumazos - John Tumazos's Very Independent Research - Analyst

 Was Angus an existing customer, where you were already processing their steel for them, or will that be a new synergy of the transaction?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 It's a new opportunity.

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 It is a new opportunity, and one which we're really just beginning to explore. We did not take that into account as we were doing this transaction, didn't do the pricing based on that. And it's uncertain how much we will switch as a result. So we are going to take that very slowly, very cautiously. They have good suppliers right now, and so it all depends on the material, where we have plants located, whether we have the capabilities to do what they want to do. And all of that has been looked on a cursory basis, but not very deep at this point.

 John Tumazos - John Tumazos's Very Independent Research - Analyst

 John, where are the Angus facilities located?

 George Stoe - Worthington Industries - President and Chief Operating Officer

 South Dakota, Iowa, Tennessee, and South Carolina.

 John Tumazos - John Tumazos's Very Independent Research - Analyst

 Thank you. A couple of quick questions. I read that China has a goal of building 45 million housing units in five years. I was wondering if Worthington is going to participate in that?

And I had a very nice visit in Mozambique in October to an 80-foot-thick met coal seam of Vallet, and I was wondering if you could talk a little bit more about your opportunity -- the business you did in Mozambique.

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

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In China, we would hope that we participate in the housing push. The project that the joint venture has taken on at the moment will be somewhat oriented toward housing as part of a new industrial science center that is being built as part of a new ring city. But certainly all of -- eight story -- actually, six-story structures will come up in our building methodologies there. Some of that will be housing.

Beyond that we will continue to look for projects. I think the housing market in China is a little unsettled at the moment. So the Ministry, I think, has, I'm guessing, the motivation to hurry up on this lower-end housing to try to add stability to the housing market. Because as I would understand it, that is one of the things that is putting uncertainty into buying homes, whether or not prices will go down or not. So the sooner they get this floor of low-end housing out there and set up, I think they would expect to see stability come to the rest of the housing market. So they should be motivated to do so, and we expect to participate in some.

Now, with Mozambique, John, you said you were just there for something which I'm not sure I understood.

 John Tumazos - John Tumazos's Very Independent Research - Analyst

 There is a big metallurgical coal camp there Vallet and Rio Tinto have invested.

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 Okay. Our structures were all around the Pan-African Games, All-African Games, I believe it was called, to house the athletes. There were 22 buildings, essentially 22.5 buildings, to house the athletes. I'm sure -- I'm not sure. I'm assuming that the Mozambique government will turn that into low-end housing for their residents going forward.

 John Tumazos - John Tumazos's Very Independent Research - Analyst

 This was all in Maputo?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 Yes. Right next to the stadium.

 John Tumazos - John Tumazos's Very Independent Research - Analyst

 Super. Congratulations on everything.

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 Thank you.

Operator

 Richard Garchitorena, Credit Suisse.

 Richard Garchitorena - Credit Suisse - Analyst

 Thanks. Good afternoon. A couple of quick questions. I think you mentioned regarding steel processing that for this quarter, inventory holding losses were roughly $0.09. Is it fair to say that we should expect this to reverse in the next quarter, given where steel prices have moved?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

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 I wouldn't expect it to reverse such that you have $0.09 of gain next quarter. I would say we've reached the -- assuming steel prices continue to migrate up, we've reached the inflection point, and that inflection point will occur sometime during the quarter to where we will start having gains. In terms of whether or not we have losses or gains for the third quarter, I would say it is unclear at this point. You need to ultimately figure out what the sales for the quarter are going to be, and that will unfold over the next couple of months.

 Richard Garchitorena - Credit Suisse - Analyst

 Okay. Yes, that makes sense. And then regarding volumes, can you give us a sense of how shipments ran on a monthly basis through the quarter? And if you could give us some color on -- I know you mentioned that things were -- demand was picking up, but maybe how December looked, and January?

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 We have people digging. You're asking for the volumes related to cylinder, steel? Is that what you're asking?

 Richard Garchitorena - Credit Suisse - Analyst

 Steel processing, I should just -- sort of how things shook out through the quarter and where we are.

 George Stoe - Worthington Industries - President and Chief Operating Officer

 Generally I would say, John, that in December we were probably in -- on the direct basis, we were probably in the 95,000 ton range on direct and a little bit less than that on the toll side.

But it goes back to my comments earlier about the bookings. Our bookings in December for the month going forward were much stronger than that.

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 I don't know what the volumes were specifically, but I don't think there's any question they were stronger than they were this year or last year at this time.

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 Yes. Will have to get back to you on the monthly data, Richard. We don't have it at our fingertips.

 Richard Garchitorena - Credit Suisse - Analyst

 That's great. Last question, on purchasing cylinders -- given the two acquisitions that happened with STAKO and Coleman, those are only partly reflected in the second quarter, so we should see some more in the third quarter. Is that right?

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 Correct. They both came in in December?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 STAKO was September; Coleman was December 1.

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 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 And then you have, really, starting January 1 forward with Angus.

  Andy Rose - Worthington Industries - VP and Chief Financial Officer

 The other thing -- not to get too detailed, but purchase accounting sometimes minimizes the earnings in the first couple of months as you flow through that inventory. So usually, when you complete an acquisition, the full benefit of the earnings don't materialize until -- I will call it the second quarter, to be safe.

 Richard Garchitorena - Credit Suisse - Analyst

 Got it. Thank you very much.

Operator

 Mark Parr, Keybanc.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Thanks very much. Good afternoon. Hey I've got a couple of questions. Just first from a housekeeping -- do you have the conversion and labor costs per segment, and also the SG&A per segment?

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 I'm not sure about the first one. I know we have the second one.

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 Yes. You want SG&A per segment?

 Mark Parr - KeyBanc Capital Markets - Analyst

 Yes.

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 We'll have to get back to you on that one, Mark. We don't disclose that.

 Mark Parr - KeyBanc Capital Markets - Analyst

 A couple of other things. Automotive is your largest end market in steel processing; that business is getting much stronger. Could you talk a little bit about some of the other end markets and what you have been seeing recently?

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

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 I think we've seen a general strengthening in the steel business across the board. Cylinders is some up, some down -- more up than down in demand. George, you have any other color you want to throw on that?

 George Stoe - Worthington Industries - President and Chief Operating Officer

 No. I think as you well know, Mark, the construction area is still weaker, but we're seeing a little bit of strength coming back in there, and the agricultural side that we have a relatively strong position in is coming along nicely.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Is the construction activity that you are seeing -- does it feel like it is a blip, or does it feel like it is a sustainable sort of movement?

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 I tell you, it feels like it's trying to get up off the bottom, which doesn't necessarily answer your question. It may continue to bump up and down around these levels, which means it could be a blip, but it is nice to see it trying to get up. How about that?

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay. Then, back to the cylinders business, Andy, I think you had mentioned that Europe was recovering. And I was just curious, what sort of trajectory is Europe on compared to, call it the US or the rest of the world? Can you give us some color on -- at least at this point, with the acquisitions you've made, how big a percentage of your mix Europe will be?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 Yes. I guess it sounds strange to say that Europe is recovering, considering you pick up the newspaper or watch the news and listen to what's going on. But you have to remember, our European cylinder business was off almost 70% in terms of the volumes during the downturn.

And so as that business has recovered over the last 18 months, it's returned to profitability and continues to migrate upward. I would say -- you heard me mention, also, it's nowhere near back to the level of profitability that it was three or four years -- four years ago, I guess at this point.

In terms of the strength of the European economy, obviously we're not economists, but I think there's a lot of uncertainty there. So in terms of where it goes from here, your guess is probably as good as mine.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay.

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 And what was the second part of your question there?

 Mark Parr - KeyBanc Capital Markets - Analyst

 I was curious, what is the mix of Europe now overall for cylinders?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

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The mix in terms of the profit contribution, Europe is probably 15%.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay, so Europe has really got a ways to go?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 Yes.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay.

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 The other thing to add to that, you've got -- most of our retail product lines are in the US. We do have some retail in Europe, but I think less so than in the US market. So it's a little bit of a different business mix over there as well.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay, that's helpful. Just a couple of other housekeeping things. The restructuring charges that you articulated, that $2 million dollars, was that accounted for directly against the EBIT number for cylinders in the quarter? Or was that on a separate line item on the P&L?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 separate. Did I say $2 million in restructuring?

 Mark Parr - KeyBanc Capital Markets - Analyst

 Yes, $2 million. Is that something you expect to continue? Is that more of a one-time thing in nature or -- ?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 It's related to our transformation. So I would say there will be more charges in this quarter, and then I would expect that those would go down substantially.

 Mark Parr - KeyBanc Capital Markets - Analyst

 And then lastly, the M&A fees in the November quarter, what is the delta looking like for the February quarter relative to November as far as M&A fees are concerned?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 So, as you know over the past couple of years, we've been active acquiring businesses. So there will be some fees in there related to due diligence and other, but there was specifically in this quarter, Q2, just over $1 million in fees which I would characterize as one-time. One was for an investment banker in Europe related to the STAKO acquisition, and the second fee was related to that transaction; sort of a transfer tax, if you will. So it was about $1.1 million that I would say would not be there next quarter.

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 Mark Parr - KeyBanc Capital Markets - Analyst

 So the fee thing for February is less than November?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 Correct.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay, and then the restructuring thing would be the same?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 I think a little bit less than $2 million.

 Mark Parr - KeyBanc Capital Markets - Analyst

 And then I guess, lastly, the $5 million in other losses that you had, is that something we should view as recurring over the next couple of quarters, John? It sounds like you were talking about continuing to make some pretty heavy investments. Is $5 million a better number than $3 million? I'm just trying to plug in a number for the next couple of quarters.

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 I would hope, Mark, and I think our forecast says not continuing at that level. There were a few one-time items also in that segment for this quarter, but there will be losses.

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 And when we talk about the construction segment and its contribution to the losses in Other, it is not [off of] the losses in Other. If that helps. Like Andy said, there were some one-time charges. Some of that may go away, so it is likely to be less than $5 million.

 Mark Parr - KeyBanc Capital Markets - Analyst

 Okay. All that color is really helpful. Appreciate it. Congratulations and good luck in the February quarter.

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 Thank you.

Operator

 Charles Bradford, Bradford Research.

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Charles Bradford - Bradford Research - Analyst

 Can you tell us a bit more about how Angus sells its product? Does it do designs, is it basically a subcontractor?

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 That's a good question that lets me start the answer saying that we feel very comfortable with this, because it is all about metal building bending and welding, to a large degree. One component that we don't necessarily have the expertise in currently is the general engineering of this product, which is largely a big part of their sales effort. It is all around the engineering. We're very good at metallurgical engineering, and might be helpful there, but not in sign engineering, as they are. So that's a big part of the sales; it's direct with the OEMs? Andy, George, anybody got any?

 George Stoe - Worthington Industries - President and Chief Operating Officer

 The only other thing I would tell you, Charles, is that their largest customers are the John Deeres and the Caterpillars of the world, and they do specific jobs for them in designing cabs for a lot of the large mobile equipment that they have, and depending upon the volume, whether they do them outside or inside those companies, and they've carved out a great niche for themselves and are really the market leader in this segment.

 Charles Bradford - Bradford Research - Analyst

 Would they be supplying the onesies and twosies for very specialized cabs, or would they be on the more common excavator and large mining trucks and what have you?

 George Stoe - Worthington Industries - President and Chief Operating Officer

 They do some of both, but the majority of their business is in the more consistent runs of lesser volumes, but certainly where they might have several thousand of one particular product line.

 Charles Bradford - Bradford Research - Analyst

 When it comes to the steel component, what you said was about 15% of cost?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 Yes.

 Charles Bradford - Bradford Research - Analyst

 Do they usually price their product with a cost index so they can pass through the change prices or are they more fixed price?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 It is probably not prudent for us to comment on their pricing strategies.

 Charles Bradford - Bradford Research - Analyst

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Okay, understood. Well, thank you very much.

Operator

 Martin Englert.

 Martin Englert - Jefferies & Co - Analyst

 Thanks for the follow-up opportunity. For Angus, I wanted to touch back again on the revenues. You'd reported in the release it was a little over $200 million for 2011. Where would that have been in the cycle for the Company? Is this, like, a midcycle top-line number, or where do you see it?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 I think that's probably as fair a characterization. They service three market segments, principally -- agriculture, construction, and mining. The largest of those is construction, and then agriculture, and then mining. Ag and mining have been very strong. Construction has been more modest, and so two of the segments, I would say, maybe are nearer the top end of the cycle, but the construction segment certainly is not and happens to be the largest.

 Martin Englert - Jefferies & Co - Analyst

 Okay. I'm just trying to get a sense of, maybe, going forward what to expect from top-line from within that business. What kind of ranges.

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 You know, you could look at market growth forecasts as probably the best indicator. I think construction is forecast to grow over the next 10 years at 6%, ag at maybe 3.5% and mining, maybe at slightly less than that.

 Martin Englert - Jefferies & Co - Analyst

 Are you able to provide any color of what type of share that construction, ag, and mining has within that business?

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 I think he gave a general sense of order of magnitude, and that's probably good enough from our end.

 Martin Englert - Jefferies & Co - Analyst

 All right, thanks for the help.

Operator

 John Tumazos.

 John Tumazos - John Tumazos's Very Independent Research - Analyst

 What would be a good guess of the possible synergies of Angus and Worthington? 2% of sales?

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 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 John, again, we didn't factor in any synergies into this deal. Clearly, things that we know over time, we'll probably be looking at migrating them into the shared services that we do amongst all of our businesses around accounting, finance, payables, that kind of thing. Again we're not going to be in a rush to do that. We want to get to know their employees better, and how we're going to go about it. So we really didn't bake any in, and we're going to be out looking for ways, as our Center of Excellence team goes in there to perform the integration. One of the primary objectives is to identify the areas of synergy when we go in, but we did not base the acquisition on that. Therefore I can't give you a number.

 John Tumazos - John Tumazos's Very Independent Research - Analyst

 Thank you.

Operator

 Tim Hayes, Davenport.

 Tim Hayes - Davenport & Company - Analyst

 Good afternoon. My synergy question has just been asked. The follow-up question on your share buybacks, given that you've put some money into buying Angus. Should we think of share buybacks, maybe fewer share buybacks in the next few quarters given what you're doing with cash for Angus?

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 You know, it's always going to be one of the arrows in our quiver that will always be there. So we will continue to look at it on an opportunistic basis and where share values are. I think it is driven down, certainly we will be considering buying it again. Andy, I don't know if you have any other -- ?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 Yes, I we think about a number of factors. One is the current price; one is our leverage level, which obviously is elevated at this point. We think about our investment grade credit rating, and we like to maintain that if at all possible. It doesn't mean we wouldn't push the envelope there, but I think for the time being, we're certainly at an elevated leverage level. So the goal would be to delever, I think, at least in the short run.

 Tim Hayes - Davenport & Company - Analyst

 And what do -- do you have a target on the leverage in mind?

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 No. As little as possible.

 Tim Hayes - Davenport & Company - Analyst

 Certainly lower than it is today.

 Andy Rose - Worthington Industries - VP and Chief Financial Officer

 Yes.

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Tim Hayes - Davenport & Company - Analyst

 Thank you.

Operator

 Sal Tharani.

 Sal Tharani - Goldman Sachs - Analyst

 Thanks. The steel prices have moved up significantly, more than $100 in the last few weeks. I was wondering how quickly the service centers or yourself have been able to pass it through? Are you seeing any resistance on the customers, or they have no choice and they will be accepting the prices?

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

 I think it is part of what kind of helps increase bookings to some degree. People looking at the increase that is coming at them. I don't, George I don't know if you have any color for this. I don't know precisely all of the conversations we've had with customers concerning -- .

 George Stoe - Worthington Industries - President and Chief Operating Officer

 Certainly, the customers always have alternatives, but I think that there was, as John mentioned, an increase in bookings as people came to the realization that prices were going up; and I think prior to that, there was some hesitation about where the bottom was. As soon as the bottom was reached and prices started escalating, I think people started moving forward with bookings. And we think that will continue.

 Sal Tharani - Goldman Sachs - Analyst

 Did you made any opportunistic buying during that time? At the bottom?

 George Stoe - Worthington Industries - President and Chief Operating Officer

 We don't speculate at all. I mentioned where our inventory levels are today. We're managing that very, very carefully, and I think we've talked to you in the past about some of our strategies that we're employing today in buying of steel, and meeting some of the customers' needs, but we make it a policy not to do any speculative buying.

 Sal Tharani - Goldman Sachs - Analyst

 Great, thank you very much.

Operator

 We have no further questions in queue. Please go ahead with any closing comments.

 John McConnell - Worthington Industries - Chairman and Chief Executive Officer

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